UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): November 10, 2008
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.01. Completion of Acquisition or Disposition of Assets; Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 10, 2008, MedCath Corporation (“MedCath”) amended and restated its credit agreement dated as of July 7, 2004 by and among MedCath, as parent guarantor, MedCath Holdings Corp. (“Holdings”), a wholly-owned subsidiary of MedCath, as borrower, and the lenders from time to time party thereto. The amended and restated credit agreement (“Credit Agreement”), dated as of November 10, 2008, among MedCath, as a parent guarantor, Holdings, as the borrower, certain of the subsidiaries of MedCath party thereto from time to time, as subsidiary guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and each of the lenders party thereto from time to time, provides for a three-year term loan facility in the amount of $75.0 million (“Term Loan”) and a revolving credit facility in the amount of $85.0 million (“Revolver”), which includes a $25.0 million sub-limit for the issuance of stand-by and commercial letters of credit and a $10.0 million sub-limit for swing-line loans. The aggregate amount available under the Credit Agreement may be increased by an amount up to $50.0 million.
Borrowings under the Credit Agreement, excluding swing-line loans, bear interest per annum at a rate equal to the sum of LIBOR plus the applicable margin or the alternate base rate plus the applicable margin. In some cases, the applicable margin is different for the Revolver and the Term Loan. Swing-line loans bear interest at the base rate plus the applicable margin. The applicable margin will vary for loans under the Credit Agreement based on MedCath’s consolidated total leverage ratio.
The Credit Agreement continues to be guaranteed jointly and severally by MedCath and certain of MedCath’s existing and future, direct and indirect, subsidiaries and continues to be secured by a first priority perfected security interest in all of the capital stock or other ownership interests owned by Holdings, MedCath and the subsidiary guarantors in each of their subsidiaries, and, subject to certain exceptions in the Credit Agreement or the other loan documents, all other present and future assets and properties of MedCath, Holdings and the subsidiary guarantors and all the intercompany notes.
The Credit Agreement requires compliance with certain financial covenants including a consolidated senior secured leverage ratio test, a consolidated fixed charge coverage ratio test and a consolidated total leverage ratio test. The Credit Agreement also contains customary restrictions on, among other things, MedCath’s and its subsidiaries’ ability to incur liens; engage in mergers, consolidations and sales of assets; incur debt; declare dividends; redeem stock and repurchase, redeem and/or repay other debt; make loans, advances and investments and acquisitions; and entering into transactions with affiliates.
The Credit Agreement contains events of default, including cross-defaults to certain indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default, we could be required to immediately repay all outstanding amounts under the Credit Agreement.
Holdings is required to make mandatory prepayments of principal in specified amounts upon the occurrence of certain events identified in the Credit Agreement and is permitted to make voluntary prepayments of principal under the Credit Agreement. The Term Loan is subject to amortization of principal in quarterly installments commencing on March 31, 2010 in the amounts set forth in the Credit Agreement.
The foregoing summary is qualified in its entirety by the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1.
Item 2.02. Results of Operations and Financial Condition
On November 14, 2008, MedCath issued a press release announcing the Company’s results of operations for the fiscal quarter ended September 30, 2008. A copy of the press release is furnished as Exhibit 99.1.
Included in the press release and the supplemental financial information issued by the Company and furnished herewith as Exhibits 99.1 and 99.2, are certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted Free Cash Flows. Adjusted EBITDA represents MedCath’s income from continuing operations before interest expense; loss on early extinguishment of debt; income tax expense; depreciation; amortization; impairment of long-lived assets; share-based compensation expense; loss (gain) on disposal of property, equipment and other assets; interest and other income, net; equity in net earnings of unconsolidated affiliates; minority interest share of earnings of consolidated subsidiaries; and pre-opening expenses. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure.
Adjusted Free Cash Flows is utilized by management to measure the quality of MedCath’s earnings. Free Cash Flows is defined as cash flows from continuing operations less non-expansion capital expenditures. Management further adjusts the calculation of Free Cash Flows in arriving at Adjusted Free Cash Flows by adjusting Free Cash Flows to evenly disseminate interest payments paid twice a year.

Because Adjusted EBITDA and Adjusted Free Cash Flows are non-GAAP measures, Adjusted EBITDA or Adjusted Free Cash Flows, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations and cash flows from continuing operations to Adjusted Free Cash Flows.
Item 9.01. Financial Statements and Exhibits

Exhibit 10.1*	Amended and Restated Credit Agreement, dated as of November 10, 2008, among MedCath Corporation, as a parent guarantor, MedCath Holdings Corp., as the borrower, certain of the subsidiaries of MedCath Corporation party thereto from time to time, as subsidiary guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and each of the lenders party thereto from time to time.

Exhibit 99.1	Press Release dated November 14, 2008

Exhibit 99.2	Financial Update dated November 14, 2008

*	Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.
Exhibits 99.1 and 99.2 listed in this Item 9.01 are being furnished under Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: November 14, 2008	By:	/s/ Jeffrey L. Hinton
Jeffrey L. Hinton
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1*	Amended and Restated Credit Agreement, dated as of November 10, 2008, among MedCath Corporation, as a parent guarantor, MedCath Holdings Corp., as the borrower, certain of the subsidiaries of MedCath Corporation party thereto from time to time, as subsidiary guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and each of the lenders party thereto from time to time.

Exhibit 99.1	Press Release dated November 14, 2008

Exhibit 99.2	Financial Update dated November 14, 2008

*	Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.